Exhibit 99.1

Unusual Machines Secures $12.8 Million Defense Order Supplying Strategic Logix’s RRSL Drone Systems

Accelerates delivery of U.S.-made, defense-grade drones starting at an $800 price point, strengthening the domestic ecosystem

ORLANDO, FLORIDA / ACCESS Newswire / September 30, 2025 / Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of high-performance drone components, today announced a $12.8 million order for components supplying Strategic Logix’s Rapid Reconfigurable Systems Line (RRSL). The order reflects the growing demand for NDAA-compliant unmanned aerial vehicle (UAV) solutions that can be fielded at scale to meet operational needs.

Unusual Machines is the primary supplier of NDAA-compliant components, including its BLUE UAS listed Aura Analog Camera, Aura VTX, Brave Flight Controller, and Brave ESC for the RRSL line. The RRSL—developed by Strategic Logix—is an interoperable UAV platform with configurations starting at $800, including manual, autonomous, and fiber-enabled options. The order covers more than 160,000 Unusual Machines-manufactured components, including ground control systems, highlighting both the demand scale and the company’s central role in enabling production.

“Our mission is clear—get U.S.-made innovation into warfighters’ hands faster,” said Jeremy Schnipke, CEO of Strategic Logix. “The RRSL is more than a product line—it’s a foundation for partnership. By working alongside Unusual Machines and a coalition that includes defense leaders, we can move with speed today while building the framework for deeper government relationships.”

Production and deliveries are scheduled to begin in the fourth quarter, reflecting careful planning and a rigorous approach to defense requirements. The order also signals the growing demand for low-cost, adaptable drones.

“We’ve been deliberate—maintaining the discipline and flexibility necessary to scale with the industry,” said Stacy Wright, EVP of Revenue at Unusual Machines. “That foundation lets us execute on short timelines with reliability as demand develops. Strategic Logix’s extensive track record of delivering for defense programs aligns perfectly with our role as a reliable link in the U.S.-built supply chain for drone components.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the timing of when we will begin deliveries of the drone components and our ability to execute on short timelines. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include unexpected issues that may arise from the opening of our new Orlando manufacturing facility, potential supply chain issues, , and the Risk Factors contained in our Form 10-Q for the period ended June 30, 2025, in our Prospectus Supplement dated September 2, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About Strategic Logix

Strategic Logix is a U.S.-based defense innovation and procurement company that leads a coalition of more than 140 small businesses whose shared mission is to strengthen U.S. defense manufacturing and deliver low-cost, high-impact solutions directly to the modern warfighter. Founded to accelerate development and acquisitions, the company has evolved into a prime vendor of interoperable unmanned systems and modernization technologies, including its flagship Rapid Reconfigurable Systems Line (RRSL). With a proven track record in transformation, modernization, and innovation, Strategic Logix brings speed, flexibility, and trusted execution to the Department of Defense and allied partners.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com

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